UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2013
Date of Report (Date of earliest event reported)

DUMA ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 200, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 408-4880
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following board of directors provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Our Articles of Incorporation at Article 8(iii) vests in our Board of Directors the authority to fix and determine designations, preferences, privileges, rights and powers and relative, participating, optional, or other special rights, qualifications, limitations, or restrictions on the capital stock of the Corporation.  Pursuant to this authority our Board of Directors has designated Series A 7% Convertible Voting Preferred Stock (the “Preferred Stock”).  On December 2, 2013, we filed a Certificate of Designation with the Secretary of State of Nevada designating up to 10,000 shares of the Preferred Stock.

The Preferred Stock has the following features:

-----	a stated value of $400.00 per share

-----	a cash dividend of 7% per annum

-----	common stock equivalent voting power

-----	conversion into common stock at a price of $2.00 per share of common stock

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Series A 7% Convertible Voting Preferred Stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUMA ENERGY CORP.

Date: December 5, 2013	/s/ Joel Seidner
Name: Joel Seidner
Title: Secretary